      As filed with the Securities and Exchange Commission on June 2, 2000
                                                   Registration No. 333- _______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          VERITAS SOFTWARE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 77-0507675
     (State or other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)
                            ------------------------
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of Principal Executive Offices, including Zip Code)
                            ------------------------
                           1993 EQUITY INCENTIVE PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                            ------------------------
                                   MARK LESLIE
                             CHIEF EXECUTIVE OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
            (Name, Address and Telephone Number of Agent for Service)
                            ------------------------
                                   Copies to:
                              HORACE L. NASH, ESQ.
                              LYNDA M. TWOMEY, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

  ================================================================================================
  Title of Each Class of       Amount        Proposed Maximum  Proposed Maximum
     Securities to be           to be         Offering Price      Aggregate          Amount of
        Registered           Registered        Per Share       Offering Price    Registration Fee
  ------------------------------------------------------------------------------------------------
  Common Stock,             21,367,360 (1)      $105.25 (2)    $2,248,914,640      $593,713.47 (3)
  $0.00l par value
  ================================================================================================

(1) Represents (i) 17,482,385 additional shares available for grant under Registrant's 1993 Equity Incentive Plan and (ii) 3,884,975 additional shares available for purchase under Registrant's 1993 Employee Stock Purchase Plan. These amounts represent automatic increases in the number of shares reserved for issuance under such plans effective January 1, 2000 equal to 4.5%, and 1%, respectively of the Registrant's outstanding shares of Common Stock on December 31, 1999, and adjusted to reflect stock dividends effected subsequent to such date.

(2) Estimated as of May 26, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

        (c) The description of the Registrant's Common Stock incorporated by reference in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 2, 1999, including any amendment or report filed for the purpose of updating such description.


        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,
(ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.


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

        The Registrant's policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified from and against all expenses (including attorneys' fees), liabilities, losses, judgments, fines, ERISA excise taxes or penalties and settlement amounts, any interest or charges imposed thereon, and any taxes imposed as a result of the receipt of any payments under the indemnity agreements, paid or reasonably incurred by such directors and officers in any action, suit or proceeding, or any inquiry, hearing or investigation that might lead to an action, suit or proceeding, on account of their services as a director, officer or other agent of the Registrant or a predecessor corporation, or as directors, officers or other agents of any other entity when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party (i) with respect to proceedings or claims initiated by the indemnified party against the Registrant or any director or officer of Registrant unless the Registrant has joined in, and except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any judicial award if the Registrant was not given reasonable and timely opportunity to participate in the defense of such proceeding, or (iv) for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

        The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        In connection with the acquisition by the Registrant of Seagate Software Network & Storage Management Group, Inc. and TeleBackup Systems Inc., the Registrant agreed to maintain indemnification provisions in its charter documents that are identical to provisions contained in the charter documents of the Registrant's predecessor corporation. The Registrant also agreed to honor in all respects each of the indemnity agreements that its predecessor entered into with its officers and directors before the acquisitions whether or not such persons continue in their positions with the Registrant. In connection with the Seagate Software Network & Storage Management Group acquisition, the Registrant agreed to use commercially reasonable efforts to maintain director and officer liability insurance with coverages similar to the coverages its predecessor maintained prior to the acquisition for at least six years after the effective time. These covenants are contained in the Amended and Restated Agreement and Plan of Reorganization attached as Appendix A to the Registrant's Registration Statement on Form S-4 (File No. 333-76531) filed with the Commission on April 19, 1999 (the "Form S-4") and in the Amended and Restated Combination Agreement attached as Appendix G to the Form S-4.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


        Not Applicable

ITEM 8. EXHIBITS.

        4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A).

        4.02 Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A).

        4.03 Registrant's Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 10, 2000.

        4.04 Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.03 of the Form 8-A).

        4.05 Registrant's 1993 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.06 of the Registrant's Registration Statement on Form S-8 (File No. 333-79841) filed with the Commission on June 2, 1999 (the "Form S-8")).

        4.06 Registrant's 1993 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.07 of the Form S-8).

        5.01   Opinion of Fenwick & West LLP.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of Ernst & Young LLP, Independent Auditors.

        24.01  Power of Attorney (see page II-4).


ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on the 2nd day of June, 2000.

                                                 VERITAS SOFTWARE CORPORATION


                                                 By:    /s/ MARK LESLIE
                                                    ----------------------------
                                                    Mark Leslie
                                                    Chief Executive Officer and
                                                    Chairman of the Board



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Leslie, Ken Lonchar and Jay Jones, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ MARK LESLIE                          Chief Executive Officer and Chairman   June 2, 2000
----------------------------------       of the Board
Mark Leslie

PRINCIPAL FINANCIAL AND PRINCIPAL
ACCOUNTING OFFICER:

/s/ KENNETH LONCHAR                      Senior Vice President, Finance and     June 2, 2000
----------------------------------       Chief Financial Officer
Kenneth Lonchar
ADDITIONAL DIRECTORS:


/s/ FRED VAN DEN BOSCH                   Director                               June 2, 2000
----------------------------------
Fred van den Bosch

/s/ STEVEN BROOKS                        Director                               June 2, 2000
----------------------------------
Steven Brooks


/s/ WILLIAM H. JANEWAY                   Director                               June 2, 2000
----------------------------------
William H. Janeway


/s/ GREGORY B. KERFOOT                   Director                               June 2, 2000
----------------------------------
Gregory B. Kerfoot


                                         Director                               ______, 2000
----------------------------------
Stephen J. Luczo


/s/ JOSEPH D. RIZZI                      Director                               June 2, 2000
----------------------------------
Joseph D. Rizzi


/s/ GEOFFREY W. SQUIRE                   Director                               June 2, 2000
----------------------------------
Geoffrey W. Squire

                                  EXHIBIT INDEX


        Exhibit No.                         Description
        -----------                         -----------
        4.03          Registrant's Certificate of Amendment of Amended and
                      Restated Certificate of Incorporation, filed with the
                      Secretary of State of the State of Delaware on May 10,
                      2000.

        5.01          Opinion of Fenwick & West LLP.

        23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02         Consent of Ernst & Young, LLP, Independent Auditors

        24.01         Power of Attorney (see page II-4).


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